--------------------------------------------------------------------------------

                                THE UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                 AMENDMENT No. 7


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                               LORELEI CORPORATION
                               -------------------
                 (Name of small business issuer in its charter)


     DELAWARE                   6770                      13-405-8469
----------------------    -------------------------    --------------
(State or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification
organization)                                            No.)

63 WALL STREET, SUITE 1801, NEW YORK, NY 10005, (212) 344-1600
------------------------------------------------------------------------------
         (Address and telephone number of principal executive offices)


63 WALL STREET, SUITE 1801, NEW YORK, NY 10005, (212) 344-1600
-------------------------------------------------------------------------------
          (Address of Principal place of business or intended principal place of business)

                  SCHONFELD & WEINSTEIN, LLP, 63 WALL STREET,
                 SUITE 1801, NEW YORK, NY 10005 (212) 344-1600
   --------------------------------------------------------------------------
           (Name, address, and telephone number of agent for service)


                Approximate date of proposed sale to the public:
                ------------------------------------------------
                          AS SOON AS PRACTICABLE AFTER
       THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT AND PROSPECTUS.

                           Andrea I. Weinstein, Esq.
                          Schonfeld & Weinstein, L.L.P.
                           63 Wall Street, Suite 1801
                               New York, NY 10005
                                 (212) 344-1600


                  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.




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






                         CALCULATION OF REGISTRATION FEE



Title of Each Class of   Amount       Proposed    Proposed    Amount of
Securities Being         Being        Maximum     Maximum     Registration
Registered               Registered   Offering    Aggregate   Fee
                                      Price Per   Offering
                                      Share       Price
--------------------------------------------------------------------------------
Shares of Common Stock   70,000       $0.50       $35,000        $9.24
--------------------------------------------------------------------------------
TOTAL                    70,000                   $35,000        $9.24

The above are estimated for purposes of computing the registration fee pursuant to Rule 457.


































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                              Cross Reference Sheet
                      Showing the Location In Prospectus of
                   Information Required by Items of Form SB-2


  Part I.    INFORMATION REQUIRED IN PROSPECTUS

  Item
   NO.           REQUIRED ITEM                   LOCATION OR CAPTION
------    ----------------------------------   -----------------------


  1.        Front of Registration Statement       Front of Registration
            and Outside Front Cover of            Statement and outside
            Prospectus                            front cover of Prospectus


  2.        Inside Front and Outside Back         Inside Front Cover Page
            Cover Pages of Prospectus             of Prospectus and Outside
            Front cover Page of
            Prospectus

  3.        Summary Information and Risk          Prospectus Summary;
            Factors                               High Risk Factors


  4.        Use of Proceeds                       Use of Proceeds


  5.        Determination of Offering             Prospectus Summary-
            Price                                 Determination of Offering

                                                  Price; High Risk Factors


  6.        Dilution                              Dilution


  7.        Selling Security Holders              Not Applicable


  8.        Plan of Distribution                  Plan of Distribution


  9.        Legal Proceedings                     Litigation


 10.        Directors, Executive Officers,        Management
            Promoters and Control Persons

 11.        Security Ownership of Certain         Principal Stockholders
            Beneficial Owners and Management      of Common Stock





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




(continued)

Part I      Information Required in Prospectus    Caption in Prospectus


 12.        Description of Securities             Description of Securities


 13.        Interest of Named Experts and         Legal Opinions; Experts
                     Counsel


 14.        Disclosure of Commission Position     Statement as to
            on Indemnification for Securities     Indemnification
               Act Liabilities


 15.        Organization Within Last              Management, Certain
            Five Years                            Transactions


 16.        Description of Business               Proposed Business,
                                                  Remuneration


 17.        Management's Discussion and           Proposed Business -
            and Analysis or Plan of                Plan of Operation
               Operation


 18.        Description of Property               Proposed Business


 19.        Certain Relationships and Related     Certain Transactions
            Transactions


 20.        Market for Common Stock and           Prospectus Summary,
            Related Stockholder Matters           Market for Registrant's
                                                  Common Stock and Related
                                                  Stockholder Matters;
                                                  Shares Eligible for Future
                                                  Sale.


 21.        Executive Compensation                Remuneration

 22.        Financial Statements                  Financial Statements

 23.        Changes in and Disagreements          Changes and Disagreements with
            with Accountants on Accounting        Accountants on Accounting and
            and Financial Disclosure              Financial Disclosure






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




                                   PROSPECTUS

                               LORELEI CORPORATION
                            (A Delaware Corporation)
             70,000 shares of Common Stock Offered at $.50 per Share

         Lorelei Corporation (Lorelei) is offering for sale 70,000 shares of common stock, $.001 par value per share, at a purchase price of $00.50 per share. The shares shall be sold exclusively by Lorelei in a self underwritten offering on an all or none basis for a period of ninety (90) days. If the offering has not been sold within the first ninety days, the offering may be extended an additional ninety days. This offering shall be conducted directly by Lorelei without the use of a professional underwriter or securities dealer. The securities offered are not listed on any securities exchange or on the Nasdaq stock market.

                     Price to the Public                  Proceeds to Lorelei
                     -------------------                  -------------------

Per Share            $0.50                                       $0.50

Total                $35,000.00                                  $35,000.00

          $23,000 in offering expenses must be deducted, from the proceeds.
The expenses include: Blue Sky fees, legal fees, accounting fees, printing fees, and filing fees.


          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION




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



TO THE CONTRARY IS A CRIMINAL OFFENSE.
         CONSIDER CAREFULLY THE RISK FACTORS BEGINNING ON PAGE ____ IN THIS PROSPECTUS.

                                TABLE OF CONTENTS

                                                                          Page
PROSPECTUS SUMMARY                                                          8

  Lorelei                                                                   8
  The Offering                                                              8
  Offering in Compliance with Rule 419                                      8

SUMMARY FINANCIAL INFORMATION                                               9
HIGH RISK FACTORS                                                           9

INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION                               16
UNDER RULE 419
Deposit of Offering Proceeds and Securities                                17
  Prescribed Acquisition Criteria                                          17
  Post-Effective Amendment                                                 17
  Reconfirmation Offering                                                  17
  Release of Deposited Securities and
  Deposited Funds                                                          18
DILUTION                                                                   19
USE OF PROCEEDS                                                            20
CAPITALIZATION                                                             21
PROPOSED BUSINESS                                                          22
  History and Organization                                                 22
  Plan of Operation                                                        22
  Evaluation of Business Combination                                       24
  Business combinations                                                    24
  Regulation                                                               27
  Employees                                                                27
  Facilities                                                               27
MANAGEMENT                                                                 28
  Biography                                                                28
  Other Blank Check Companies                                              28
  Conflicts of Interest                                                    29
  Remuneration                                                             29
  Management Involvement                                                   29
STATEMENT AS TO INDEMNIFICATION                                            30
MARKET FOR LORELEI'S COMMON STOCK                                          30
CERTAIN TRANSACTIONS                                                       31
PRINCIPAL STOCKHOLDERS                                                     31
DESCRIPTION OF SECURITIES                                                  34
  Common Stock                                                             34
  Future Financing                                                         35
  Reports to Stockholders                                                  35
  Dividends                                                                35
  Transfer Agent                                                           35
PLAN OF DISTRIBUTION                                                       37
EXPIRATION DATE                                                            37
LITIGATION                                                                 37
LEGAL OPINIONS                                                             37
EXPERTS                                                                    37
FURTHER INFORMATION                                                        37
FINANCIAL STATEMENTS                                                       41




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



                               PROSPECTUS SUMMARY

The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

Lorelei Corporation

Lorelei Corporation was organized as a vehicle to acquire or merge with a target business or company in a business combination. Since Lorelei's organization in April 1999, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. Lorelei will not engage in any substantive commercial business following the offering.

Lorelei maintains its offices at the offices of Schonfeld & Weinstein, L.L.P., at 63 Wall Street, Suite 1801, New York, New York. Lorelei's phone number is 212-344-1600.

The Offering

Securities offered..................70,000 shares of Common Stock, $.001 par value, being offered at $0.50 per
                                    Share.

Common Stock outstanding
prior to the offering...............200,000 shares.

Common Stock to be
outstanding after the offering......270,000 shares.

Limited State Registration

Lorelei may only sell securities from this offering in New York and the District of Columbia. The securities may be resold only to investors in New York and the District of Columbia until a resale exemption is available in other states.

Lorelei is a blank check company and consequently this offering is being conducted in compliance with SEC Rule 419. Securities purchased by investors and the funds received in the offering will be deposited and held in a Rule 419 escrow account until an acquisition meeting specific criteria is completed.




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





                          SUMMARY FINANCIAL INFORMATION


The following is a summary of Lorelei's consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.



                               For the year ended
                               September 30, 2001




Statement of Income Data:
  Net Sales                      $    -0-
  Net Loss                       $  (1,805)
  Net Loss Per Share             $    (.01)
  Shares Outstanding at 9/30/01    200,000



                                                         Pro-Forma
                                        As of        September 30, 2001

                                 September 30, 2001    After Offering


Balance Sheet Data
  Working Capital (deficit)             $(3,719)            $  (219)
  Total Assets                          $15,000             $50,000
  Long Term Debt                        $ -0-               $ -0-
  Total Liabilities                     $ 3,719             $ 3,719
  Shareholders' Equity                  $11,281             $46,281



$31,500 of the after offering amount will be restricted pursuant to Rule 419. Upon the sale of all the shares in this offering, Lorelei will receive deposited funds of approximately $35,000, all of which must be deposited in the Rule 419 escrow account. Rule 419 states that only 10% of the net proceeds of this offering may be released from escrow, so $3,500 may be used by Lorelei for expenses incurred in this offering. Lorelei's management intends to request release of these funds from escrow.




                                HIGH RISK FACTORS

The securities offered hereby are highly speculative in nature and involve an extremely high degree of risk and should be purchased only by persons who can afford to lose their entire investment.

We anticipate a change in management after a merger and can not guarantee the qualifications or ability of new management to manage a public company.

Lorelei anticipates that upon the consummation of a business combination there will be a change of control in Lorelei which will most likely result in the resignation or removal of Lorelei's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Lorelei's activities or in the operation of the business, assets or property being acquired.New management may be unsuccessful in managing Lorelei after the merger.


We have no operations to date and may not become profitable.


Lorelei was incorporated in the State of Delaware on April 23, 1999 and has had no operations to date. There is no assurance Lorelei's intended acquisition or merger activities will be successful or result in revenue or profit to Lorelei. Since Lorelei has not yet attempted to seek a business combination, and due to Lorelei's lack of experience, there is only a limited basis upon which to evaluate Lorelei's prospectus for achieving its intended business objectives. Lorelei faces all risks that are associated with any new business. Any investment in Lorelei should be considered an extremely high risk investment.

We may not have sufficient funds to find a business combination.

Rule 419 states that only 10% of the net proceeds of this offering may be released from escrow prior to consummation of a business combination. This 10% may be insufficient to sustain Lorelei's seach for a business combination. In such a case, Lorelei will be unable to merge with an operating business.

Investors will have no access to their funds while held in escrow; if returned, you will not get interest on your refunds.

There is no assurance that all shares being offered will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after, the effective date. Even upon the sale of the entire offering, the investors funds may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the effective date.

A minimum number of investors may fail to reconfirm their investments which would result in Lorelei's inability to consummate a merger or acquisition.

Any attempted business combination may fail if there are insufficient investor reconfirmations. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, Lorelei can successfully convince a minimum number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a minimum number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

Lorelei has extremely limited working capital which may adversely effect its ability to consummate a business combination.


As of March 31, 2002, Lorelei had assets of $15,000 and $4,219 in liabilities. Upon the sale of all the shares in this offering, Lorelei will receive net proceeds of approximately $35,000, all of which must be deposited in the Rule 419 escrow account. $3,500 may be used by Lorelei as capital in order to seek a business combination. Lorelei may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Lorelei may require additional financing in the future in order to close a business combination. Such financing may consist of the issuance of debt or equity securities. Lorelei cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Lorelei. Such financing will not occur without shareholder approval. Lorelei will not borrow funds from its officers, directors or current shareholders.


Escrowed securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities.

No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or under to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities (or any interest in or related to the securities) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order in divorce proceedings. Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities or any derivative securities whether or not physical delivery is required.

We have not specified a particular industry in which to search for a target business and it may take several months to do so.

To date, Lorelei has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which have not been ascertained by Lorelei.

In relation to its competitors, Lorelei is and will continue to be an insignificant participant in the business of seeking business combinations.

A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Lorelei and, consequently, Lorelei will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, Lorelei will be competing with a large number of other small, blank check companies.


There may exist conflicts of interest on the part of Lorelei's officers and directors.

Lorelei's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Lorelei is engaged in business activities outside of Lorelei and will devote between 5 and 20 hours per month to Lorelei. There exists potential conflicts of interest including, among other things, time effort and business combinations with other such entities.

Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Lorelei's officers and directors are not currently involved in other blank check companies. Lorelei's officers and directors may be involved as officers and directors of other blank check companies in the future.


Lorelei will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of Lorelei.

There will be no investor opportunity to approve a particular transaction.

In making an investment in Lorelei, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors in this offering may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction.

Lorelei's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks Lorelei's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include:

     -- time delays,
     --significant expense,
     --loss of voting control and
     --the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

Our management has limited experience and may miss certain business opportunities.

Lorelei's success is dependent on its management. Lorelei's officers and director have only limited experience in the business activities in which Lorelei intends to engage. Management believes it has sufficient experience to implement Lorelei's plan, although there is no assurance that additional managerial assistance will not be required. As Lorelei has not yet begun its search for a target business, its officers and directors have not yet done any work for Lorelei. None of Lorelei's officers and directors are professional business analysts. Success of Lorelei depends on the active participation of its officers. These officers have not entered into employment agreements with Lorelei and they are not expected to do so in the foreseeable future. Lorelei has not obtained key man life insurance on any of its officers or directors.

The value of our securities will be susceptible to fluctuations in the economy.

In the event Lorelei is successful in identifying and evaluating a suitable business combination, Lorelei will most likely be required to issue its common stock in an acquisition or merger transaction. Lorelei's capitalization is limited and such issuance of additional common stock will result in a dilution of interest for present and prospective shareholders.

We expect a merger or acquisition to result in a lack of diversification.

Because we have limited capital, it is unlikely Lorelei will be capable of negotiating more than one acquisition or merger. As a result, we expect to experience a lack of diversification which may subject Lorelei to economic fluctuation within a particular industry in which a target company conducts business.

Lorelei's investment activities might be restricted if Lorelei is deemed subject to the Investment Company Act of 1940.

Lorelei has obtained no formal determination from the Securities and Exchange Commission as to the status of Lorelei under the Investment Company Act of 1940. Lorelei believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that Lorelei will not be deemed to be an Investment Company. It is intended for Lorelei's funds to be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. In the event Lorelei is deemed to be an Investment Company, Lorelei may be subject to certain restrictions relating to Lorelei's activities, including restrictions on the nature of its investments and the issuance of securities.

A merger with Lorelei has potential for tax liability for our shareholders.

In the course of any acquisition or merger we may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both us and the merger candidate. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. There is no assurance that any business combination will meet the statutory requirements of a reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on Lorelei.

Investors in this offering will sustain an immediate dilution of stock value.


As of September 30, 2001, the net tangible book value of Lorelei's common stock was approximately $(0.02) share, substantially less than the $0.50 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $0.44 per share in the book value of public investors' holdings.


Sales of this offering are to be geographically limited which may make it dificult to sell the shares being offered.

Lorelei's securities may be sold in New York State and the District of Columbia only, and may be resold by investors in New York and the District of Columbia only until a resale exemption is available in other states.

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           INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

         Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the deposited funds and deposited securities will be released to Lorelei and to the investors, respectively, only after Lorelei has met the following three basic conditions. First, Lorelei must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Lorelei must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Lorelei must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Lorelei submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the deposited funds and deposited securities.

Accordingly, Lorelei has entered into an escrow agreement with Fleet Bank, 335 Adams Street, Brooklyn, New York, as escrow agent, which provides that:

     (1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to Lorelei prior to the reconfirmation offering. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

Rule 419 requires that before the deposited funds and the deposited securities can be released, Lorelei must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $28,000 (80% of $35,000).

Post-Effective Amendment

         Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires Lorelei to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

Reconfirmation Offering

         The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Lorelei in writing that the investor elects to remain an investor.

     (3) If Lorelei does not receive written notification from any investor within 20 business days following the effective date, the pro rata portion of the deposited funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $28,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by (18 months from the date of this prospectus), the deposited funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means. Release of Deposited Securities and Deposited Funds

Release of Deposited Securities and Deposited Funds

         The deposited funds and deposited securities may be released to Lorelei and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Lorelei and any other evidence acceptable by the Escrow Agent that:

          (a) Lorelei has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Lorelei has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.

                                    DILUTION


The net tangible book value (deficit) of Lorelei as of September 30, 2001 was $(3,719) with the net tangible book value (deficit) per share being $(0.02). Net tangible book value is the net tangible assets of Lorelei (total assets less total liabilities and intangible assets). For purposes of this computation, the deferred offering costs are treated as an intangible asset. The public offering price per share is $0.50. The pro-forma net tangible book value after the offering will be $31,281, with the pro-forma net tangible book value per share after the offering being $0.06. The shares purchased by investors in this offering will be diluted by $0.44 per share, or 88%. As of September 30, 2001, there were still 200,000 shares of Lorelei's common stock outstanding.


Dilution represents the difference between the public offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:



Public offering price per share                                         $ 0.50
Net tangible book value per share before offering                       $(0.02)
Pro-forma net tangible book value per share after offering              $ 0.06
Pro-forma increase per share attributable to shares offered hereby      $ 0.08
Pro-forma dilution to public investors                                  $ 0.44


                        Money               Net tangible
                        received for        book value per
# shares                shares before       share before
before offering         offering            offering


200,000                  $ 20,000             $(0.02)



-----------------------------------------------------------------------------

                                           Pro-forma
                       Total               Net tangible
  Total                Amount of           Book Value
# of Shares            Money Received      Per Share
After Offering         For Shares          After Offering


270,000                  $ 55,000              $0.06


-----------------------------------------------------------------------------


Pro-forma                                   Pro-forma Increase
Net Tangible           Net tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Offering               Offering             Offered


$0.06                   $(0.02)              $0.08


-----------------------------------------------------------------------------

                       Pro-forma
                       Net tangible
                       Book Value           Per Pro-forma
Public Offering        Share After          Dilution to
Price Per Share        Offering             Public Investors


$ 0.50                  $0.06                  $0.44



As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Lorelei.


                          Approx. %                         Approx. %
Public        Shares      Total Shares     Total            Total
Stockholder   Purchased   Outstanding      Consideration    Consideration

New Investors     70,000    25.93%           $35,000           63.6%

Existing
Shareholders     200,000    74.07%           $20,000           36.4%

200,000 shares of common stock were sold prior to this offering at $.10 per share. These shares are not being registered.


                                 USE OF PROCEEDS

The gross proceeds of this offering will be $35,000. According to Rule 419, after all of the shares are sold, 10% of the deposited funds ($3,500) may be released from escrow to Lorelei. Lorelei intends to request release of this 10%. Upon the consummation of a business combination, all escrowed offering proceed will be released to Lorelei. Lorelei shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

                                               Approximate
                                 Approximate   Percentage
                                   Amount        Total
                                   ------        -----
Escrowed funds pending
business combination               $31,500        90%

This figure of $31,500 assumes release of 10% of the deposited funds. We intend to release 10% of the deposited proceeds to Lorelei.

There will be an estimated $23,000 in expenses related to this offering. Of this $23,000, $15,000 has already been paid to Schonfeld & Weinstein for legal expenses rendered on behalf of Lorelei. The remaining estimated $8,000 in expenses will come from Lorelei's treasury.

While Lorelei presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if Lorelei determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Lorelei. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of Lorelei's limited resources, it is likely that Lorelei will become involved in only one business combination.




                                 CAPITALIZATION


The following table sets forth the capitalization of Lorelei as of September 30, 2001, and pro-forma as adjusted to give effect to the sale of 70,000 shares offered by Lorelei.

                                          September 30, 2001
                                     ----------------------------
                                                     Pro-forma
                                       Actual        As Adjusted


Long-term debt                         $ -0-            $ -0-

Stockholders' equity:
Common stock, $.001 par value;
authorized 20,000,000 shares,
issued and outstanding
200,000 shares and 270,000
shares, pro-forma as adjusted          $   200          $   270

Additional paid-in capital             $19,800          $54,730

Deficit accumulated during
  the development period               $(8,719)         $(8,719)

Total stockholders' equity             $11,281          $46,281

Total capitalization                   $11,281          $46,281

                                PROPOSED BUSINESS

History and Organization

Lorelei was organized under the laws of the State of Delaware on April 23, 1999. Since inception, the primary activity of Lorelei has been directed to organizational efforts and obtaining initial financing. Lorelei was formed as a vehicle to pursue a business combination. Lorelei has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

Lorelei's initial public offering will comprise 70,000 shares of common stock at a purchase price of $0.50 per share.

Lorelei is filing this registration statement in order to effect a public offering for its securities.

Plan of Operation

Lorelei was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who or which desire to employ Lorelei's funds in their business or to seek the perceived advantages of publicly-held corporation. Lorelei's principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. Lorelei will not restrict its search to any specific business, industry or geographical location, and Lorelei may engage in a business combination.

Lorelei does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in Lorelei's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Lorelei's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to Lorelei's management before they have a chance to analyze any ultimate use to which their money may be put. Although all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes.

Pursuant to Rule 419, prospective investors who invest in Lorelei will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of Lorelei. Such cost overruns will not be charged to Lorelei, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and Lorelei.

Lorelei may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional capital. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

Lorelei will not acquire a target business unless the fair value of the target business represents 80% of the maximum offering proceeds to determine the fair market value of a target business, Lorelei's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. In addition, management of Lorelei will participate in a personal inspection of any potential target business. If Lorelei determines that the financial statements of a proposed target business does not clearly indicate that the fair market value of the target business represents 80% of Lorelei's maximum offering proceeds, Lorelei will cease negotiations with such target business and, begin looking for another potential merger candidate.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over Lorelei (to avoid tax consequences or to have complete authority to manage the business) will almost assure that Lorelei will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in Lorelei which will most likely result in the resignation or removal of Lorelei's present officers and directors. None of Lorelei's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), Lorelei will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, Lorelei may affect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that Lorelei will properly ascertain or assess all significant risks.

Lorelei anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which Lorelei will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management believes Lorelei can satisfy its cash requirement for at least eighteen (18) months without having to raise additional capital.


Evaluation of Business Combinations

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of Lorelei, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Lorelei; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of Lorelei will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Lorelei intends to utilize written reports and personal investigation to evaluate the above factors.

Since Lorelei will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for Lorelei(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event Lorelei's obligation to file periodic reports is suspended under Section 15(d), Lorelei intends on voluntarily filing such reports.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to Lorelei, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to Lorelei's merger or acquisition, and there is a risk, even after the consummation of such business combinations and the related expenditure of Lorelei's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Lorelei and, therefore, its shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, Lorelei may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

Investors should note that any merger or acquisition effected by Lorelei can be expected to have a significant dilutive effect on the percentage of shares held by Lorelei's then-shareholders, including purchasers in this offering. On the consummation of a business combination, the target business will have significantly more assets than Lorelei; therefore, management plans to offer a controlling interest in Lorelei to the target business. While the actual terms of a transaction to which Lorelei may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of Lorelei, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of Lorelei may choose to avail Lorelei of these provisions. In addition, a majority of all of Lorelei's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Lorelei may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Lorelei's common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering Lorelei enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

Lorelei may not acquire a business in which Lorelei's promoters, management or their affiliates own a beneficial interest.

Lorelei has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Lorelei's policy regarding finder's fees is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Management does not intend to advertise or promote Lorelei. Instead, Lorelei's management will actively search for potential target businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of such advertising will be assumed by management.


No Assurances of a Public Market

Rule 419 states that all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule
419. There is no present market for the common stock of Lorelei and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither Lorelei nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Lorelei's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Lorelei or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Lorelei's common stock. Present management of Lorelei has no intention of seeking a market maker for Lorelei's common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. The officers of Lorelei after the consummation of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Lorelei in control of the entity after a business combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for Lorelei's common stock developing.

Upon the consummation of a business combination, Lorelei anticipates that there will be a change in Lorelei's management, which management may decide to change the policies as to the use of proceeds as stated in this prospectus. Lorelei's present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a business combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Lorelei is not presently considering any outside individual for a consulting position; however, Lorelei cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Management intends to request release of 10% of the proceeds of this offering. Present management of Lorelei will not make any loans of the $3,500 available from the deposited funds of this offering, nor will present management borrow funds and use either Lorelei's working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Upon consummation of a business combination, management of the merged entity will have full discretion as to the use of all offering proceeds.

The proceeds received in this offering will be put into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest bearing savings account as placed by Fleet Bank.


Regulation

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Lorelei does not intend to engage in such activities, Lorelei could become subject to regulations under the Investment Company Act in the event Lorelei obtains or continues to hold a minority interest in a number of enterprises. Lorelei could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Lorelei's activities from time to time with a view toward reducing the likelihood Lorelei could be classified as an "Investment Company."


Employees

Lorelei presently has no employees. Each officer and director of Lorelei is engaged in business activities outside of Lorelei, and the amount of time they will devote to Lorelei's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of Lorelei will devote the time necessary each month to the affairs of Lorelei until a successful business opportunity has been acquired.


Facilities

Lorelei is presently using the offices of Schonfeld & Weinstein, L.L.P. New York, New York, at no cost as its office. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement between Lorelei and Joel Schonfeld or Andrea I. Weinstein, the principals of Schonfeld & Weinstein, L.L.P. Lorelei at present owns no equipment, and does not intend to own any upon completion of this offering.

                                   MANAGEMENT

     The officers and directors of Lorelei, and further information concerning them are as follows:



         Name                         Age                   Position
         ----                         ---                   --------


Jo-Ann Vidaver                         45             President, Director
49 Poplar Avenue
Oradell, New Jersey 07469

Patricia Francill                      48             Secretary, Director
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich                            64             Director
202 Augusta Court
Roslyn, New York 11576


--------------------

Jo-Ann Vidaver, Patricia Francill and Jules Reich may be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.

BIOGRAPHY
---------

Jo-Ann Vidaver, President and a director of Lorelei, was a circulation manager for New York City Magazine from 1976-1978 and for Games Magazine in 1978. Ms. Vidaver was an assistant to the vice-president of special projects for Columbia Artists Management from 1981-1983 and was a traffic supervisor at RKO Radio Networks from 1984-1985. She served WNCN Radio as systems manager from 1978-1981, and from 1986-1993 and has been serving as a consultant to WQXR Radio, a unit of the New York Times, since 1994. In addditon, Ms. Vidaver has managed Auntie Knits, Inc., since 1997. Ms. Vidaver is a graduate of Queens College, City University of New York. Ms. Vidaver has been President and a director of Lorelei since November 1999.

Patricia Francill, Secretary and a director of Lorelei, has been Treasurer and a director of Centurion Telecommunications Corp. since 1997. Prior to that, Ms. Francill was President of Centurion Broadcasting Systems Inc. from March 1994 until November 1997. Ms. Francill served as Secretary and Treasurer of Taylor Equities, Inc., a blank check company, from January 26, 1990 to January 15, 1992. She was also a Credit Manager for the Department of Medicine, Ohio State University from 1981-1985 and served as Lead Kindergarten Latchkey Teacher from 1986-1994, in the Grandview Heights School District Ms. Francill has been Secretary and a director of Lorelei since April 1999.

Jules Reich, Director, has been an active member of the real estate and finance industry since 1962. Since 1972, Mr. Reich has served as President of Live Right Realty Inc., a management company that manages commercial, rental and co-op properties throughout the New York area. In 1979, Mr. Reich formed Somerset Investors Corporation, a finance company that has been active in making real estate loans for acquisition and refinance, as well as various types of business loans. Since 1993, Mr. Reich's efforts have been concentrated on the purchase of non-performing underlying mortgages on co-op buildings and blocs of condo and co-op units and the restructuring of the debt of co-op corporations in exchange for the original sponsor's unsold share units on which the sponsors defaulted. As a result, Mr. Reich has acquired properties in Nassau and Suffolk County, Westchester County and Kings and Queens County in New York City. Mr. Reich has been a director of Lorelei since April 1999.

Other Blank Check Companies

Competing searches for target business among blank check affiliates may present conflicts of interest. Currently, Lorelei is not affiliated with any other prior blank check companies.

Lorelei may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of Interest

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than Lorelei. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

While no member of management is currently affiliated or associated with any blank check company, certain principal stockholders of Lorelei and one member of management have been involved with other blank check companies.

Schonfeld & Weinstein, counsel to Lorelei, is currently not involved with any other blank check companies. However, Schonfeld & Weinstein may become involved with other blank check companies before Lorelei consummates a business combination. In such an event, if Schonfeld & Weinstein discovered a potential target business, it would present it to all such blank check companies.

Remuneration

No officer or director of Lorelei has received any cash remuneration since Lorelei's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Lorelei upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time in Lorelei's affairs.

The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is fifteen thousand dollars ($15,000), all of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.

Management Involvement

All of management has been involved in Lorelei's affairs. Lorelei has conducted no business as of yet, and aside from the search for shareholders associated with Lorelei's formation, management has done no work with or for Lorelei. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for target businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Lorelei's affairs. Lorelei currently has no day-to-day activities, and except for the search for a target business, we do not believe Lorelei will have any day-to-day operations after this offering. Any phone calls, mail or other correspondence received by Schonfeld & Weinstein to Lorelei will be forwarded on to management of Lorelei.

                         STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Lorelei. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article VII of Lorelei's bylaws, Lorelei will indemnify and hold harmless to the fullest extent authorized by the Delaware General Corporation Law, any director, officer, agent or employee of Lorelei, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Lorelei.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.


                        MARKET FOR LORELEI'S COMMON STOCK

Prior to this date, there has been no trading market for Lorelei's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Lorelei's consummation of a business combination pursuant to the requirements of Rule 419. There are currently five (5) holders of Lorelei's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own 74.07% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares.

The only outstanding options or warrants to purchase, or securities convertible into, common equity of Lorelei is the option granted to Jo-Ann Vidaver to purchase 10,000 shares of Lorelei's common stock at $.10 per share on November 12, 1999; the option grant shall expire on November 12, 2002. The 200,000 shares of Lorelei's common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933.

Lorelei is aware of a letter dated January 21, 2000 to Mr. Ken Worm, Assistant Director OTC Compliance Unit of NASD Regulation, Inc. from Richard K. Wulff, Chief of Office of Small Business. Lorelei does not believe that such letter is directly applicable to the shares of Lorelei being registered in the registration statement. However, Lorelei is aware that the 200,000 shares issued in Lorelei's private placement offering will have to be registered pursuant to the Securities Act of 1933 before such shares can be freely traded.

There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither Lorelei nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Lorelei's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Lorelei or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Lorelei's common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which Lorelei may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of Lorelei has no intention of doing so at the present time.

Lorelei is offering 70,000 shares of its common stock at $0.50 per share. Dilution to the public investors after the public offering shall be approximately $0.44 per share.


Schonfeld & Weinstein, L.L.P.'s legal fees will total $15,000, all of which has been paid by Lorelei for legal services rendered. The $15,000 paid to Schonfeld & Weinstein, L.L.P. from Lorelei's treasury was part of the $20,000 in proceeds raised in the sale of common stock in the April 1999 private placement.


                              CERTAIN TRANSACTIONS

Lorelei was incorporated in the State of Delaware on April 23, 1999. Between April 30, 1999 and May 30, 1999 Lorelei issued 200,000 shares to five (5) shareholders at $.10 per share, for a total of $20,000. On November 12, 1999, Lorelei entered into an agreement with Jo-Ann Vidaver, whereby Lorelei granted Ms. Vidaver the option to purchase 10,000 shares of common stock, $.001 par value, at $.10 per share; the option grant shall expire on November 12, 2002.

The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.


                             PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Lorelei's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by Lorelei to own beneficially more than 5% of Lorelei's outstanding common stock; (ii) each of Lorelei's officers and directors; and
(iii) all directors and officers of Lorelei as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Lorelei's stock.

Name/Address                 Shares of           Percent of       Percent of
Beneficial                 Common Stock          Class Owned      Class Owned
Owner(1)                 Beneficially Owned     Before Offering    After
                                                                  Offering

Jo-Ann Vidaver                       0                 0%               0%
49 Poplar Avenue
Oradell, NJ 07469

Patricia Francill               25,000              12.5%            9.26%
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich                     50,000                25%           18.55%
202 Augusta Court
Roslyn, New York 11576

Name/Address                 Shares of           Percent of       Percent of
Beneficial                 Common Stock          Class Owned      Class Owned
Owner                   Beneficially Owned     Before Offering    After



Iris Lai                        50,000                25%           18.55%
c/o Arimoto, Ogasawara &
Mo Co.
276 Fifth Avenue
New York, NY 10001

Victor Weinstein                25,000              12.5%            9.26%
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
L.L.P.                          50,000                25%           18.55%
63 Wall Street
Suite 1801
New York, NY 10005

Total Officers
and Directors (3 Persons)       75,000              37.5%            27.78%

Total                          200,000               100%           74.07%


---------------------------

(1) Each shareholder has sole voting and investment power with respect to his/her shares.

Jo-Ann Vidaver, Patricia Francill, and Jules Reich may be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.

Jo-Ann Vidaver was granted an option to purchase 10,000 shares of common stock at $.10 per share on November 12, 1999 by Lorelei. This option expires November 12, 2002.

Arimoto, Ogasawara & Mo Co. is a consulting firm with no affiliation to management. Iris Lai is a Hong Kong citizen. Due to a personal relationship with a principal of Arimoto, Ogasawara & Mo Co, Ms. Lai utilizes office space from such firm when she is in the United States.

Victor Weinstein is the father of Andrea I. Weinstein, a principal of Schonfeld & Weinstein, L.L.P. Schonfeld & Weinstein, L.L.P. is a stockholder of Lorelei and special counsel to the company.

Prior Blank Check Companies
---------------------------

Certain of Lorelei's principal stockholders have been involved with other blank check companies in the past. Schonfeld & Weinstein, L.L.P., the two principals of which are Joel Schonfeld and Andrea Weinstein, is a shareholder of The Arielle Corp., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on April 5, 1999. The Arielle Corp.'s registration statement on Form SB-2 was originally filed on August 17, 1998. The file number is 333-61629. Pursuant to The Arielle Corp.'s offering, 100,000 shares of common stock were offered at $.35 per share for a total of $35,000. On October 6, 2000, the Arielle Corp merged with Method Products Corp., a Florida Corporation, with Arielle as the surviving entity. Pursuant to this merger, Arielle issued 7,135,521 shares of Arielle common stock to former shareholders of MPC. All shares of MPC were cancelled. Managment of Arielle resigned upon effectiveness of the merger. In addition to shares purchased by them in Arielle's private placement offering, Schonfeld & Weinstein, L.L.P. received 156,000 shares of Arielle common stock upon consummation of the merger with Method Products Corp. Schonfeld & Weinstein, L.L.P. has had no further involvement with The Arielle Corp. All shareholders, including management who owned shares of The Arielle Corp., retained their shares in The Arielle Corp. after the merger. No consideration was given to management in exchange for its interest in the Arielle Corp.


Joel Schonfeld and Andrea Weinstein were shareholders of First Sunrise, Inc., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on June 9, 1998. First Sunrise, Inc.'s registration statement on Form SB-2 was originally filed with the Commission on December 3, 1997. The file number is 333-41389. Pursuant to First Sunrise, Inc.'s offering, 100,000 shares of common stock were offered at $.50 per share. First Sunrise, Inc. raised a total of $50,000 in this offering. On December 8, 1999 FSI merged into Platinum Executive Search, Inc., a company involved in executive search and placement. Pursuant to the terms of this merger, First Sunrise registered shares were forward split 1 for 1.96648, and First Sunrise unregistered shares were reverse split 1 for .3634383. Management of First Sunrise, Inc. held unregistered shares prior to the merger. No consideration was given to management in exchange for its interest in First Sunrise, Inc. All shares of Platinum Executive Search were cancelled and First Sunrise issued 5,555,475 shares of First Sunrise common stock to former Platinum Executive Search shareholders. Management of FSI resigned immediately upon effectiveness of the merger. In addition to shares purchased in FSI's private placement offering, Schonfeld & Weinstein L.L.P. received 65, 114 shares of FSI common stock upon consummation of the merger with Platinum Executive Search, Inc. Platinum Executive Search, Inc., which charged its name to Global Sources Limited, is an operating company with publicly traded shares. Schonfeld & Weinstin, L.L.P. was retained for a short while thereafter, but has had no further involvement with Global Sources Limited.

Both Joel Schonfeld and Andrea Weinstein were shareholders of Transpacific International Group Corp., a blank check company, whose initial public offering was declared effective by the Securities and Exchange Commission on August 12, 1996. Transpacific's registration statement on Form SB-2, file number 333-00588-NY, was originally filed with the Commission on January 24, 1996. Pursuant to that initial public offering, the company offered 3,000 shares of common stock at $6.00 per share for a total offering of $18,000. On February 12, 1998, Transpacific International Group Corp. merged with Coffee Holding Co., Inc., a coffee wholesaler, distributor and roaster. Pursuant to the merger with Coffee Holding Co., Inc., shares of Transpacific International Group Corp., including shares held by management, were split ten for one (10:1), after which Transpacific issued 3,000,000 shares to Coffee Holding Co., Inc. in exchange for all of the issued and outstanding shares of Coffee Holding Co., Inc. Management of Transpacific International Group Corp. resigned immediately upon effectiveness of the merger. Neither Andrea Weinstein nor Joel Schonfeld had any subsequent involvement with that company. Management of Transpacific received no consideration for their interests in Transpacific.

Joel Schonfeld and Andrea Weinstein were shareholders of The Brian H. Corp., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on October 23, 1995, The Brian H. Corp. offered 12,500 shares of common stock at $4.00 per share for a total of $50,000. The Brian H. Corp.'s registration statement on Form SB-2, file number 33-93892-NY, was originally filed with the Commission on July 20, 1995. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without The Brian H. Corp. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld and Andrea Weinstein were shareholders of Joshua J., Ltd., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on January 12, 1995, Joshua J., Ltd. offered 10,000 shares of common stock at $5.00 per share. The registration statement on Form SB-2, file number 33-80346-NY, was originally filed with the commission on June 16, 1994. $50,000 was raised in this offering. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without Joshua J., Ltd. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld was a shareholder of Metamorphic Corporation, a blank check company. A registration statement on Form SB-2, file number 33-59520-NY, was filed with the Commission on April 8, 1993. In its initial public offering, declared effective by the Securities and Exchange Commission on October 12, 1994, Metamorphic Corporation offered 10,000 units at $7.00 per unit. $70,000 was raised in this offering. The units and offering proceeds were held in escrow while the company searched for business combinations. The eighteen month period proscribed by Rule 419, expired without Metamorphic Corporation finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Mr. Schonfeld, Ms. Weinstein and Jo-Ann Vidaver were shareholders of Jackson Holding Co., a blank check company, which merged into China Energy Resources Corporation on June 19, 1996, at which point Ms. Vidaver resigned as Secretary and director. The original registration statement on Form SB-2, file number 33-542-NY, was filed with the Commission on June 9, 1994. The Securities and Exchange Commission declared Jackson Holding Corp.'s initial public offering effective on December 21, 1994. In its initial public offering, Jackson Holding Corp. offered for sale 10,000 shares of common stock at $5.00 per share. All shares offered were sold; $50,000 was raised. Pursuant to the merger with China Energy Resources Corporation, all of the issued and outstanding shares of Jackson Holding Corp. common stock were exchanged for a total of 110,000 shares of China Energy Resources Corporation common stock. Neither Mr. Schonfeld, Ms. Weinstein nor Ms. Vidaver has had any subsequent involvement with that company. Management received no considerations in exchange for its interests in Jackson Holding Corp.

Mr. Schonfeld was a shareholder of Mandi of Essex, Ltd., a blank check company. The original registration statement, file number 33-35989-NY, was filed on Form S-18 on March 18, 1991. The initial public offering of Mandi of Essex, Ltd. was declared effective by the S.E.C. on July 25, 1991. 5,000 units were offered at $5.00 per unit, each unit consisting of one share of common stock and twenty
(20) class A redeemable common stock purchase warrants. Each class A warrant could be redeemed for one (1) share of common stock and one class B redeemable common stock purchase warrant. Each class B warrants entitled the holder to purchase one (1) share of common stock. $25,000 was raised in the initial public offering. On April 27, 1994, Mandi of Essex, Ltd. acquired CityScape Financial Corp., pursuant to which, all of the outstanding common stock of CityScape was acquired by Mandi in exchange for 4,140,000 shares of Mandi common stock. CityScape Financial Corp. is currently an operating company, with publicly trading shares. Mr. Schonfeld has not been involved with Mandi of Essex/CityScape Financial Corp. since the acquisition. Management of Mardi of Essex, Ltd. received no consideration for its interests in that company.

Patricia Francill, Secretary and a director of Lorelei, served as Secretary/Treasurer and director of Taylor Equities Inc., a blank check company, from January 1990 to January 1992 Taylor Equities, Inc. which successfully completed a merger re-organization with The Freight Connection Inc., at which point Ms. Francill resigned. Ms. Francill received no compensation from Taylor Equities. The original registration staatement, file number 33-29985-NY, was filed on Form S-18. Taylor Equities, Inc. was declared effective by the SEC on July 10, 1992. Taylor Equities raised $25,000 by offering 200,000 units at $.125 per unit. Each unit consisted of 1 share of common stock. The Freight Connection Inc. is an operating company with publicly traded shares. Ms. Francill has had no further involvement with this company.

Each of the aforementioned companies was formed to raise money for potential business combinations.





                            DESCRIPTION OF SECURITIES

Common Stock
------------

Lorelei is authorized to issue twenty million (20,000,000) shares of common stock, $.001 par value per share, of which 200,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of Lorelei; (ii) are entitled to share ratably in all of the assets of Lorelei available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Lorelei; (iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of Lorelei do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Lorelei if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of Lorelei's directors. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 74.07% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Lorelei will be in a position to control all of the affairs of Lorelei.


Future Financing
----------------

In the event the 10% of the offering proceeds which may be released to Lorelei are not sufficient to enable Lorelei to successfully find a business combination Lorelei may seek additional financing. At this time Lorelei believes that the $3,500 accessible to Lorelei will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, Lorelei may issue additional securities, incur debt or procure other types of financing if needed. Lorelei has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. Lorelei will not use the deposited funds as collateral or security for any loan or debt incurred. Further, the deposited funds will not be used to pay back any loan or debts incurred by Lorelei. The deposited offering proceeds will be released to the merged entity after a business combination is consummated. If Lorelei does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to Lorelei.

Reports to Stockholders
-----------------------

Lorelei intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends
---------

Lorelei was only recently organized, has no earnings, and has paid no dividends to date. Since Lorelei was formed as a blank check company with its only intended business being the search for an appropriate business combination, Lorelei does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, Lorelei will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.

Transfer Agent
--------------

Lorelei has appointed Transfer Online, Inc. as the Transfer Agent for Lorelei.


                              PLAN OF DISTRIBUTION

Lorelei is offering the right to subscribe for 70,000 shares at $0.50 per share. Lorelei proposes to offer the shares directly in a self underwritten offering on an all or none basis, and no compensation is to be paid to any person in connection with the offer and sale of the shares. Lorelei's officers and directors, Jo-Ann Vidaver, Patricia Francill and Jules Reich, shall distribute prospectuses related to this Offering. Lorelei estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Ms. Vidaver, Ms. Francill and Mr. Reich intend to distribute prospectus to acquaintances, friends and business associates. Vidaver, Francill and Reich shall conduct the offering. Although Vidaver, Francill and Reich are "associated persons" of Lorelei as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to a statutory disqualifications as that term is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of Lorelei's securities; (2) they will not be compensated in connection with their participation in the sale of Lorelei's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealers at the time of his/her participation in the sale of Lorelei's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by Lorelei in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by Lorelei, an amendment to Lorelei's Registration Statement will be filed with the Securities and Exchange Commission.

Neither Lorelei nor anyone acting on its behalf including Lorelei's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between Lorelei (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for Lorelei's securities, nor does Lorelei have any plans to engage in such discussions. Lorelei does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Lorelei's investors shall make their own decisions regarding whether to hold or sell their shares. Lorelei shall not exercise any influence over investors' decisions.

Method of Subscribing
---------------------

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to Lorelei. The subscription price of $0.50 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Lorelei. This offering is being made by Lorelei in a self written offering. Thus, unless all 70,000 shares are sold, none will be sold.

Limited State Registration
--------------------------

Lorelei's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. However, since this offering is only being registered in New York and the District of Columbia, 2/3 of management may not participate in this offering since they live outside New York and the District of Columbia. Such purchases may be made in order to close the offering. Shares purchased by Lorelei's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.


                                 EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by Lorelei.)


                                   LITIGATION

Lorelei is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Lorelei which may materially affect Lorelei.


                                 LEGAL OPINIONS

Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, special counsel to Lorelei, has rendered an opinion that the shares are validly issued.


                                     EXPERTS


The balance sheet of Lorelei as of September 30, 2001 and the related statements of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 2001, and for the period April 23, 1999 (date of incorporation) through September 30, 2001 included in this Prospectus, have been audited by Kempisty & Company Certified Public Accountants, P.C., independent auditors, as stated in their report appearing herein and is included herein in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. The balance sheet of Lorelei as of September 30, 2000 and 1999, and the related statements of operations, changes in stockholders' equity and cash flows for the year ended September 30, 2000 and for the period April 23, 1999 (date of incorporation) through September 30, 2000 included in this prospectus have been audited by Ahearn, Jasco + Company, P.A., as stated in their report appearing herein in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.







                               FURTHER INFORMATION

Lorelei has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Lorelei may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate, or at the

Commission's web site at www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.

                               LORELEI CORPORATION




                                      INDEX


                                                                      PAGE

INDEPENDENT AUDITORS' REPORT                                            F2 - F3

BALANCE SHEETS                                                          F4

STATEMENTS OF OPERATIONS                                                F5

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY                           F6

STATEMENTS OF CASH FLOWS                                                F7

NOTES TO FINANCIAL STATEMENTS                                           F8 - F12

KEMPISTY & COMPANY
CERTIFIED PUBLIC ACCOUNTANTS, P.C.
--------------------------------------------------------------------------------
15 MAIDEN LANE - SUITE 1003 - NEW YORK, NY 10038 - TEL (212) 406-7272 -
FAX (212) 513-1930


                          INDEPENDENT AUDITORS' REPORT

To the Stockholders of
Lorelei Corporation

        We have audited the accompanying balance sheet of Lorelei Corporation (the "Company"), a development stage company, as of September 30, 2001 and the related statement of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lorelei Corporation as of September 30, 2001 and the results of its operations and its cash flows for the year ended September 30, 2001 in conformity with accounting principles generally accepted in the United States of America.

        The financial statements for the year ended September 30, 2000 and for the period April 23, 1999 (date of inception) to September 30, 1999 were audited by other accountants, whose report dated November 8, 2000 expressed an unqualified opinion on those statements. They have not performed any auditing procedures since that date.









Kempisty & Company
Certified Public Accountants PC
New York, New York
April 19, 2002



                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS

                                                               March    September 30,
                                                                2002         2001
         ASSETS

Deferred offering cost                                         $ 15,000    $ 15,000
                                                               --------    --------

          Total Assets                                         $ 15,000    $ 15,000
                                                               ========    ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable and accrued expenses                          $  4,219    $  3,719

Stockholders' Equity
  Common stock, 20,000,000 shares authorized at $.001
    par value; issued and outstanding 200,000                       200         200
  Additional paid-in capital                                     19,800      19,800
  Deficit accumulated during the development stage               (9,219)     (8,719)
                                                               --------    --------
          Stockholders' Equity                                   10,781      11,281
                                                               --------    --------
          Total Liabilities and Stockholders' Equity           $ 15,000    $ 15,000
                                                               ========    ========










                        SEE NOTES TO FINANCIAL STATEMENTS



                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                            STATEMENTS OF OPERATIONS

                                                                                      For the period
                                      For the six months ended    For the year ended   April 23, 1999
                                             March 31,              September 30,       to March 31,
                                         2002         2001         2001       2000          2002
                                             (UNAUDITED)

Revenue                               $    --           --      $    --      $    --      $    --

General and administrative expenses         500          905        1,805        3,141        9,219
                                      ---------    ---------    ---------    ---------    ---------

Loss before income tax provision           (500)        (905)      (1,805)      (3,141)      (9,219)

Provision for income taxes                 --           --           --           --           --
                                      ---------    ---------    ---------    ---------    ---------

Net Loss                              $    (500)        (905)   $  (1,805)   $  (3,141)   $  (9,219)
                                      =========    =========    =========    =========    =========

Net loss per common share
  outstanding, basic and diluted      $   (0.00)       (0.00)   $   (0.01)   $   (0.02)
                                      =========    =========    =========    =========

Weighted average shares outstanding     200,000      200,000      200,000      200,000
                                      =========    =========    =========    =========















                       SEE NOTES TO FINANCIAL STATEMENTS.


                               LORELEI CORPORATION
                  STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                    FOR THE PERIOD FROM APRIL 23, 1999 (date
                    of incorporation) THROUGH MARCH 31, 2002


                                                               DEFICIT
                                                              ACCUMULATED
                                 COMMON STOCK     ADDITIONAL   DURING THE
                               ($0.001 PAR VALUE    PAID-IN   DEVELOPMENT
                               SHARES     AMOUNT    CAPITAL     STAGE     TOTAL
                               ------     ------    -------     -----     -----

Balance April 23, 1999           --     $   --     $   --     $   --      $   --

Sale of 200,000 shares of
     common stock             200,000        200     19,800       --        20,000

Net loss                         --         --         --       (3,773)     (3,773)
                             --------   --------   --------   --------    --------

Balance September 30, 1999    200,000        200     19,800     (3,773)     16,227

Net loss                         --         --         --       (3,141)     (3,141)
                             --------   --------   --------   --------    --------

Balance September 30, 2000    200,000        200     19,800     (6,914)     13,086

Net loss                         --         --         --       (1,805)     (1,805)
                             --------   --------   --------   --------    --------

Balance September 30, 2001    200,000        200     19,800     (8,719)     11,281

Net loss                         --         --         --         (500)       (500)
                             --------   --------   --------   --------    --------

Balance March 31, 2002        200,000   $    200   $ 19,800   $ (9,219)   $ 10,781
                             ========   ========   ========   ========    ========















                       SEE NOTES TO FINANCIAL STATEMENTS.



                         LORELEI CORPORATION
                    (A DEVELOPMENT STAGE COMPANY)
                      STATEMENTS OF CASH FLOWS

                                                                                                               For the period
                                                       For the six months ended       For the year ended       April 23, 1999
                                                              March 31,                   September 30,         to March 31,
                                                       2002             2001           2001         2000           2002
                                                            (UNAUDITED)
    CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                       $          (500)  $      (905)      (1,805)  $    (3,141)   $    (9,219)
  Changes in operating assets and liabilities:
    Accounts payable and accrued expenses                    500           905        1,805        (1,859)         4,219
                                                 ---------------   -----------    ---------   -----------    -----------

NET CASH USED BY OPERATING ACTIVITIES                       --            --           --          (5,000)        (5,000)

CASH FLOWS FROM INVESTING ACTIVITY
  Deferred offering costs incurred                          --            --           --            --          (15,000)
                                                 ---------------   -----------    ---------   -----------    -----------

CASH USED BY INVESTING ACTIVITY                             --            --           --            --          (15,000)

CASH FLOWS FROM FINANCING ACTIVITY
  Sales of common stock                                     --            --           --            --           20,000
                                                 ---------------   -----------    ---------   -----------    -----------

CASH PROVIDED BY FINANCING ACTIVITY                         --            --           --            --           20,000
                                                 ---------------   -----------    ---------   -----------    -----------

NET CHANGE IN CASH                                          --            --           --          (5,000)          --

CASH
  Beginning of year                                         --           5,000         --           5,000           --
                                                 ---------------   -----------    ---------   -----------    -----------

  End of year                                    $          --     $     5,000         --     $      --      $      --
                                                 ===============   ===========    =========   ===========    ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
  INFORMATION
    Cash paid for interest                       $          --     $      --           --     $      --      $      --
                                                 ===============   ===========    =========   ===========    ===========

    Cash paid for income taxes                   $          --     $      --           --     $      --      $      --
                                                 ===============   ===========    =========   ===========    ===========













                       SEE NOTES TO FINANCIAL STATEMENTS.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            (Amounts and disclosures at and for the six months ended
                     March 31, 2002 and 2001 are unaudited)



NOTE 1- ORGANIZATION AND BASIS OF PRESENTATION

        Lorelei Corporation (the "Company"), a development stage enterprise, was organized in Delaware on April 23, 1999 as a "blank check" company that plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contributions by the insiders and coordination activities regarding the SEC registration of the company.

        The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        DEFERRED OFFERING COSTS

        Deferred offering costs, which are being incurred in anticipation of the Company issuing its common stock pursuant to a Rule 419 registration statement, are being deferred until the registration and stock sale is complete.

        INCOME TAXES

        The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision presented on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

        CASH AND CASH EQUIVALENTS

        Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            (Amounts and disclosures at and for the six months ended
                     March 31, 2002 and 2001 are unaudited)



NOTE 2- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

        FAIR VALUE OF FINANCIAL INSTRUMENTS

        Cash, accounts payable and other current liabilities are recorded tn the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.


NOTE 3- RELATED PARTY TRANSACTIONS

        During 1999, $15,000 was paid to the law firm of Schonfeld & Weinstein, LLP, who is also a shareholder of the Company, for legal fees to complete its SEC registration. These fees were recorded as deferred offering costs. For the six months ended March 31, 2002 and 2001 and the years ended September 30, 2001 and 2000, this same shareholder advanced $500, $905, $1,805 and $186, respectively, in working capital to the Company to pay operating expenses. These advances are included in accounts payable. A shareholder of the Company provides the Company with office space and minimal administrative support free of charge.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            (Amounts and disclosures at and for the six months ended
                     March 31, 2002 and 2001 are unaudited)



NOTE 4- RULE 419 REQUIREMENTS

        Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            (Amounts and disclosures at and for the six months ended
                     March 31, 2002 and 2001 are unaudited)



NOTE 5- LOSS PER COMMON SHARE

        Net loss per share is calculated in accordance with SFAS No. 128, "Earnings per Share." Under the provisions of SFAS No. 128, basic net loss per share is computed by dividing the net loss available to common stockholders for the period by the weighted average number of common shares outstanding during the period. Diluted net income per share is computed by dividing the net income for the period by the weighted average number of common and potential common shares outstanding during the period if their effect is dilutive. Potential common shares include incremental common shares issuable upon the exercise of stock options.


NOTE 6- STOCKHOLDERS' EQUITY

        COMMON STOCK ISSUANCES

        The Company was duly organized under the laws of the State of Delaware. The Company has authorized 20,000,000 shares of common stock at $.001 par value. During fiscal 1999, the Company raised $20,000 through the sale of 200,000 shares of its common stock pursuant to subscription agreements.


        COMMON STOCK OPTIONS

        On November 12, 1999, the President of the Company was granted an option to purchase 10,000 shares of the Company's common stock for $0.10 per share. The option expires on November 12, 2002, and is immediately exercisable by the officer. The exercise price of $0.10 was deemed to be the fair value at the date of grant.


        In October 1995, the Financial Accounting Standards Board ("FASB") issued SFAS No. 123, "Accounting for Stock-Based doequitytinstrument,Nw. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provision of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25") for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure purposes only and will not impact the Company's financial position, annual operating results, or cash flows. For transactions with other than employees in which services are performed in exchange for stock, the transactions, if any, are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever is more readily measurable.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
            (Amounts and disclosures at and for the six months ended
                     March 31, 2002 and 2001 are unaudited)



NOTE 6- STOCKHOLDERS' EQUITY (CONTINUED)

        COMMON STOCK ISSUANCES (CONTINUED)

        SFAS no.123 requires entities that account for awards for stock-based compensation to employees in accordance with APBffects5onoreported res forma disclosures of net income as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate, 5.75%; dividend yield, none; volatility, none; and a weighted-average expected life of three years. The fair value of the options granted during fiscal 2000 is $200. For purposes of pro forma disclosures, the estimated fair value of the options is a charge to expense in the period granted, as there is no vesting period. The Company's net loss for fiscal 2000, on a pro forma basis, would have been increased by $200 if the options granted were accounted for following SFAS No.123. These pro forma amounts may not be representative of the future effects on reported results that will result from the future granting of stock options.


        The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                         INDEX TO FINANCIAL STATEMENTS


                                                                          PAGE

REPORT OF INDEPENDENT AUDITORS .......................................    F-13

FINANCIAL STATEMENTS .................................................    F-14

     Balance Sheet ...................................................    F-15

     Statement of Operations .........................................    F-15

     Statement of Changes in Stockholders' Equity ....................    F-16

     Statement of Cash Flows .........................................    F-17

NOTES TO FINANCIAL STATEMENTS ...............................F-18 through F-20

                         REPORT OF INDEPENDENT AUDITORS



To the Stockholders of
Lorelei Corporation

We have audited the accompanying balance sheet of Lorelei Corporation (the "Company"), a development stage company, as of September 30, 2000 and 1999, and the related statement of operations, changes in stockholders' equity, and cash flows for the year ended September 30, 2000, and for the period April 23, 1999 (date of incorporation) through September 30, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lorelei Corporation as of September 30, 2000 and 1999, and the results of its operations and its cash flows for the year ended September 30, 2000, and for the period April 23, 1999 (date of incorporation) through September 30, 1999 in conformity with generally accepted accounting principles.


                                         /s/ Ahearn, Jasco + Company, P.A.
                                         _______________________________________
                                         AHEARN, JASCO + COMPANY, P.A.
                                         Certified Public Accountants

Pompano Beach, Florida
November 8, 2000



                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                                 BALANCE SHEETS
                           SEPTEMBER 30, 2000 AND 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------










                                     ASSETS
                                     ------
                                                            9/30/00    9/30/99
                                                            -------    -------

CURRENT ASSET - Cash and cash equivalents                  $   --      $  5,000

DEFERRED OFFERING COSTS                                      15,000      15,000
                                                           --------    --------

          TOTAL                                            $ 15,000    $ 20,000
                                                           ========    ========



                      LIABILITIES AND STOCKHOLDERS' EQUITY
                      ------------------------------------

ACCOUNTS PAYABLE AND ACCRUED EXPENSES                      $  1,914    $  3,773
                                                           --------    --------

STOCKHOLDERS' EQUITY:
   Common stock, $.001 par value; 20,000,000 shares
    authorized; 200,000 shares issued and outstanding           200         200
   Additional paid-in capital                                19,800      19,800
   Deficit accumulated during the development stage          (6,914)     (3,773)
                                                           --------    --------

          STOCKHOLDERS' EQUITY, NET                          13,086      16,227
                                                           --------    --------

          TOTAL                                            $ 15,000    $ 20,000
                                                           ========    ========






                       See notes to financial statements.


                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF OPERATIONS
                FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE
  PERIOD FROM APRIL 23, 1999 (DATE OF INCORPORATION) THROUGH SEPTEMBER 30, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------








                                                                             From
                                                                            4/23/99
                                                             Year ended        to
                                                               9/30/00      9/30/99
                                                             -----------   ---------

REVENUE                                                       $    --      $    --

GENERAL AND ADMINISTRATIVE EXPENSES                               3,141        3,773
                                                              ---------    ---------

          LOSS BEFORE INCOME TAX PROVISION                       (3,141)      (3,773)

PROVISION FOR INCOME TAXES                                         --           --
                                                              ---------    ---------

          NET LOSS                                            $  (3,141)   $  (3,773)
                                                              =========    =========



PER SHARE AMOUNTS:
   Net loss per common share outstanding, basic and diluted   $ (0.0157)   $ (0.0189)
                                                              =========    =========


TOTAL COMMON SHARES OUTSTANDING AS OF
     SEPTEMBER 30, 1999, AND WEIGHTED AVERAGE
     SHARES OUTSTANDING AS OF SEPTEMBER 30, 2000                200,000      200,000
                                                              =========    =========











                       See notes to financial statements.



                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                  STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE
  PERIOD FROM APRIL 23, 1999 (date of incorporation) THROUGH SEPTEMBER 30, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------










                                        Common       Additional      Deficit      Total
                                        Stock         Paid-in     Accumulated
                                                      Capital      during the
                                                                  Development
                                                                     Stage
                                       -------------------------------------------------

STOCKHOLDERS' EQUITY, April 23, 1999       $   --     $   --     $   --      $   --

Sale of 200,000 shares of common stock          200     19,800       --        20,000

Net loss for the initial period ended
 September 30, 1999                            --         --       (3,773)     (3,773)
                                           --------   --------   --------    --------

STOCKHOLDERS' EQUITY, September 30, 1999   $    200   $ 19,800   $ (3,773)   $ 16,227

Net loss for the year ended
 September 30, 2000                            --         --       (3,141)     (3,141)
                                           --------   --------   --------    --------

STOCKHOLDERS' EQUITY, September 30, 2000   $    200   $ 19,800   $ (6,914)   $ 13,086
                                           ========   ========   ========    ========













                       See notes to financial statements.




                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                             STATEMENT OF CASH FLOWS
                FOR THE YEAR ENDED SEPTEMBER 30, 2000 AND FOR THE
  PERIOD FROM APRIL 23, 1999 (DATE OF INCORPORATION) THROUGH SEPTEMBER 30, 1999
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------





                                                                        From
                                                                      4/23/99
                                                        Year ended       to
                                                          9/30/00     9/30/99
                                                        -----------  ---------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                               $ (3,141)    $ (3,773)
   Item not affecting cash flow from operations:
     Accounts payable and accrued expenses                  (1,859)       3,773
                                                          --------     --------

          NET CASH USED IN OPERATING ACTIVITIES             (5,000)        --

CASH FLOWS FROM INVESTING ACTIVITY:
   Deferred offering costs incurred                           --        (15,000)

CASH FLOWS FROM FINANCING ACTIVITY:
   Sales of common stock                                      --         20,000
                                                          --------     --------

          NET CHANGE IN CASH BALANCES                       (5,000)       5,000

          CASH BALANCE, beginning of the period              5,000         --
                                                          --------     --------

          CASH BALANCE, end of the period                 $   --       $  5,000
                                                          ========     ========


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
   Cash paid for interest                                 $   --       $   --
                                                          ========     ========
   Cash paid for income taxes                             $   --       $   --
                                                          ========     ========












                       See notes to financial statements.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2000, AND FOR
  THE PERIOD APRIL 23, 1999 (DATE OF INCORPORATION) THROUGH SEPTEMBER 30, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

               Lorelei Corporation (the "Company"), a development stage enterprise, was organized in Delaware on April 23, 1999 as a "blank check" company that plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contributions by the insiders and coordination activities regarding the SEC registration of the company.
               The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      DEFERRED OFFERING COSTS
               Deferred offering costs, which are being incurred in anticipation of the Company issuing its common stock pursuant to a Rule 419 registration statement, are being deferred until the registration and stock sale is complete.

      INCOME TAXES
               The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision presented on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

      CASH AND CASH EQUIVALENTS
               Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

      FAIR VALUE OF FINANCIAL INSTRUMENTS
               Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.


NOTE 3 - RELATED PARTY TRANSACTIONS

               During 1999, $15,000 was paid to the law firm of Schonfeld & Weinstein, LLP, who is also a shareholder of the Company, for legal fees to complete its SEC registration. These fees were recorded as deferred offering costs. During 2000, this same shareholder advanced $186 to the working capital of the Company to pay operating expenses; this advance is included in accounts payable. A shareholder of the Company at no charge provides office space and minimal administrative support.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2000, AND FOR
  THE PERIOD APRIL 23, 1999 (DATE OF INCORPORATION) THROUGH SEPTEMBER 30, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


NOTE 4 - RULE 419 REQUIREMENTS

               Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.


NOTE 5 - LOSS PER COMMON SHARE

               Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at the balance sheet date. Weighted average shares outstanding was not computed for fiscal 1999 since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through September 30, 1999 were for initial capital and were issued to a limited number of individuals. Therefore, the total shares outstanding at September 30, 1999 was deemed to be the most relevant number of shares to use for purposes of this disclosure. Issued shares is the same as weighted average shares for fiscal 2000. For fiscal 2000, common stock equivalents, consisting of 10,000 common stock options, have been excluded from the loss per share computation as their inclusion would be anti-dilutive.
               For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new shareholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period. Whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.

                               LORELEI CORPORATION
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                 FOR THE YEAR ENDED SEPTEMBER 30, 2000, AND FOR
  THE PERIOD APRIL 23, 1999 (DATE OF INCORPORATION) THROUGH SEPTEMBER 30, 1999

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



NOTE 6 - STOCKHOLDERS' EQUITY

      COMMON STOCK ISSUANCES
               The Company was duly organized under the laws of the State of Delaware. The Company has authorized 20,000,000 shares of common stock at $.001 par value. During fiscal 1999, the Company raised $20,000 through the sale of 200,000 shares of its common stock pursuant to subscription agreements.

      COMMON STOCK OPTIONS
               On November 12, 1999, the President of the Company was granted an option to purchase 10,000 shares of the Company's common stock for $0.10 per share. The option expires on November 12, 2002, and is immediately exercisable by the officer. The exercise price of $0.10 was deemed to be the fair value at the date of grant.
               In October 1995, the Financial Accounting Standards Board (FASB) issued SFAS No. 123, "Accounting for Stock-Based Compensation." SFAS No. 123 encourages, but does not require, companies to record compensation plans at fair value. The Company has chosen, in accordance with the provision of SFAS No. 123, to apply Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" (APB 25) for its stock plans. Under APB 25, if the exercise price of the Company's stock options is less than the market price of the underlying stock on the date of grant, the Company must recognize compensation expense. SFAS No. 123 will be adopted for disclosure purposes only and will not impact the Company's financial position, annual operating results, or cash flows. For transactions with other than employees in which services were performed in exchange for stock, the transactions, if any, are recorded on the basis of the fair value of the services received or the fair value of the issued equity instrument, whichever was more readily measurable.
               SFAS No. 123 requires entities that account for awards for stock-based compensation to employees in accordance with APB No. 25 to present pro forma disclosures of net income as if compensation cost was measured at the date of grant based on the fair value of the award. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions: risk-free interest rate, 5.75%; dividend yield, none; volatility, none; and a weighted-average expected life of three years. The fair value of the options granted during fiscal 2000 is $200. For purposes of pro forma disclosures, the estimated fair value of the options is a charge to expense in the period granted, as there is no vesting period. The Company's net loss for fiscal 2000, on a pro forma basis, would have been increased by $200 if the options granted were accounted for following SFAS No. 123. These pro forma amounts may not be representative of the future effects on reported results that will result from the future granting of stock options.
               The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 23. CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On July 10, 2001, Lorelei dismissed Ahearn, Jasco + Company as Lorelei's principal accountant and engaged Kempisty & Company, Certified Public Accountants, P.C., as it principal independent accountants to audit the financial statements of the Company for the year ended September, 2001.

The report of Ahearn, Jasco + Company on Lorelei's financial statements for the years ended September 30, 2000 and September 30, 1999 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was approved by Lorelei's Board of Directors. The Board of Directors determined that the Company's auditing needs could be handled by Kempisty & Company, Certified Public Accountants, P.C., as efficiently and more economically compared to the former accounting firm.

During the years ended September 30, 2000 and September 30, 1999, there were no disagreement with Ahearn, Jasco + Company on any matter of accounting principles or practices, financial statement disclosures or audit scope or procedure, which disagreements if not resolved to the satisfaction of Ahearn, Jasco + Company would have caused them to make reference thereto in their reports on the financial statements for such periods.


Item 24.  Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of Lorelei's, directors and corporate employees and agents under certain circumstances as follows:



INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.



                   (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner" not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article VII of Lorelei's By-laws provides for the indemnification of Lorelei's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article VII provides that Lorelei will hold harmless and will indemnify all officers, directors, employees and agents of Lorelei against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with Lorelei. Lorelei shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against Lorelei) only if such proceeding was authorized by Lorelei's Board of Directors.

If a claim under the above paragraph is not paid in full by Lorelei within 30 days after a written claim has been received by Lorelei, the claimant may at anytime thereafter bring suit against Lorelei to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, Lorelei will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Lorelei may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Lorelei against any such expense, liability or loss, whether or not Lorelei would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.




Item 25.  Expenses of Issuance and Distribution

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Securities and Exchange Commission
          Registration Fee  $9.24
          Legal Fees  $15,000.00
          Accounting Fees  $3,500.00
          Printing and Engraving $1,500.00
          Blue Sky Qualification Fees
          and Expenses $985.00
          Miscellaneous$ 1,005.76
          Transfer Agent Fee$ 1,000.00
          TOTAL  $23,000.00


Item 26.  Recent Sales of Unregistered Securities

Lorelei issued 200,000 shares between April 23, 1999 and May 30, 1999, to its initial stockholders for $20,000.

Name/Address                  Shares of                    Price Paid
Beneficial                   Common Stock
Owner                     Beneficially Owned
                        (Sold under the exemption
                        of Sec.4(2)of Securities
                             Act of 1933)

Jo-Ann Vidaver                   -0-                         $0
49 Poplar Avenue
Oradell, NJ 07469

Patricia Francill               25,000                   $2,500
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich                     50,000                   $5,000
202 Augusta Court
Roslyn, NY 11576

Iris Lai                        50,000                   $5,000
c/o Arimoto, Ogasawara &
Mo Co.
276 Fifth Avenue
New York, NY 10001

Victor Weinstein                25,000                   $2,500
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
L.L.P.                          50,000                   $5,000
63 Wall Street
Suite 1801
New York, NY 10005

---------------------------
Jo-Ann Vidaver, Patricia Francill and Jules Reich may be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.

On November 12, 1999, Lorelei granted Ms. Vidaver an option to purchase 10,000 shares at $.10 per share. This option expires November 12, 2002.

Arimoto, Ogasawara & Mo Co. is a consulting firm with no affiliation to management.

Neither Lorelei nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising. All securities were issued in reliance upon Section 4(2) of the Securities Act of 1933. Jules Reich is an accredited investor. Jo-Ann Vidaver, Patricia Francell, Iris Lai, Victor Weinstein and Schonfeld & Weinstein, LLP are sophisticated investors. All corporate information including certificate of incorporation, by laws and escrow agreement, were made available to such investors.


Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

Item 27.  EXHIBITS

 3.1    Certificate of Incorporation.*

 3.2    By-Laws.*

 4.1    Specimen Certificate of Common Stock.*

 4.6    Form of Escrow Agreement.

 5.0    Opinion of Counsel.

24.0    Accountant's Consent to Use Opinion.

24.1    Counsel's Consent to Use Opinion.

99.0 Subscription Agreement as filed with original registration statement on form SB-2.**

99.1    Agreement Among Inside Shareholders

----------
*  Filed with original registration statement on Form SB-2

** Filed with Amendment No.1 to registration statement on Form SB-2.

Item 28.  Undertakings

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Lorelei to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on June 17, 2002.


                                        Lorelei Corporation


                                        BY:  /S/JO-ANN VIDAVER
                                             ------------------
                                             Jo-Ann Vidaver, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

/S/JO-ANN VIDAVER
------------------                  Dated June 17, 2002
Jo-Ann Vidaver
President, Director

/S/PATRICIA FRANCILL
--------------------                Dated June 17, 2002
Patricia Francill
Vice President,
Secretary, Director

/S/JULES REICH
--------------
Jules Reich
Director